UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☐
Filed by a Party other than the Registrant ☑
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Equus Total Return, Inc.

(Name of Registrant as Specified In Its Charter)
J. Philip Ferguson
Lance T. Funston
John D. White
Charles R. Ofner
Dr. Francis D. Tuggle
John P. Wade
Dr. Charles M. Boyd
Jonathan H. Godshall
Paula T. Douglass
Sam P. Douglass
Douglass Trust IV 9 FBO S. Preston Douglass, Jr.
Douglass Trust IV 9 FBO Brooke Douglass
Tiel Trust FBO Sam P. Douglass
Tiel Trust FBO Paula T. Douglass

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NEWS RELEASE
Contact:
Mark Harnett or
Bob Marese
MacKenzie Partners, Inc.
(212) 929 5500
THE COMMITTEE TO ENHANCE EQUUS MAILS PROXY MATERIALS AND LETTER TO STOCKHOLDERS
URGES VOTE FOR ITS HIGHLY QUALIFIED NOMINEES ON THE GOLD PROXY CARD
SLAMS COMPANY FOR SPENDING THOUSANDS OF DOLLARS ON “OVERNIGHT” PROXY PACKAGES
HOUSTON, TEXAS, APRIL 16, 2010 — The Committee to Enhance Equus, owning 11.4% of the outstanding shares of Equus Total Return, Inc. (NYSE:EQS), announced today it has mailed its proxy statement, GOLD proxy card, and a letter to stockholders in connection with the Company’s May 12, 2010 Annual Meeting.
In its letter The Committee expresses its frustration over the unacceptable 65% drop in share price from June 30, 2005 to March 26, 2010 (the last trading day before members of the Committee announced their intention to launch a proxy contest) and an alarming approximate 37% decrease in net asset value in 2009 alone. The Committee believes its highly qualified director nominees, with significantly more share ownership than the current board, will bring the stability the Company desperately needs at this critical juncture. The Committee’s substantial share ownership, as compared to the current board’s ownership of approximately 1/2%, aligns its nominees’ interest with those of all shareholders.
Responding to Equus delivering its proxy materials to many stockholders via overnight courier The Committee stated, “Once again we are struck by the wasteful spending of precious Company dollars by this management team and current majority. In this case the Company is spending thousands of dollars of stockholders’ money to deliver their proxy materials overnight. Stockholders should be rightly outraged at this unnecessary expense and further reckless depletion of Company assets which is clearly designed to entrench the current majority.”
Stockholders are urged to read The Committee’s letter and definitive proxy statement in their entirety and to vote their shares today on the GOLD proxy card.
The Committee has filed a definitive proxy statement and other documents with the Securities and Exchange Commission. These materials contain important information regarding the solicitation of proxies for use at the Company’s annual meeting. The definitive proxy statement and form of proxy is available to stockholders from The Committee at no charge at www.ourmaterials.com/enhanceequus and is also available at no charge at the Securities and Exchange Commission’s website at www.sec.gov. Stockholders may also contact The Committee’s proxy solicitor, MacKenzie Partners, Inc. toll-free at 1-800-322-2885. The definitive proxy statement and a form of proxy was disseminated to stockholders on or about April 15, 2010.
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